News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
Q4’16: Net Sales -3%; Organic Sales +2%; Diluted Net EPS $0.69, +283%; Core EPS $0.79, -15%
FY’16: Net Sales -8%; Organic Sales +1%; Diluted Net EPS $3.69, +51%; Core EPS $3.67, -2%

CINCINNATI, August 2, 2016 - The Procter & Gamble Company (NYSE:PG) reported April - June 2016 quarter net sales of $16.1 billion, a decrease of three percent versus the prior year period driven by a negative three percentage point impact from foreign exchange and a negative two percent combined impact from Venezuela deconsolidation and minor brand divestitures. Organic sales increased two percent for the quarter driven by a two percent increase in organic shipment volume. Diluted net earnings per share were $0.69, an increase of 283% versus the prior year period that included a Venezuelan deconsolidation charge of $0.71 per share. Core earnings per share were $0.79, a decrease of 15%. Core EPS results declined due to increased marketing investments, lower gains from minor brand divestitures, and a higher core effective tax rate versus the comparison period. Excluding the impact of foreign exchange, currency-neutral core earnings per share decreased eight percent. P&G delivered 145% adjusted free cash flow productivity for the quarter.

“The fourth quarter was another period of progress driving P&G’s results to a balance of strong top-line growth, bottom-line growth and cash generation,” said Chairman, President and Chief Executive Officer David Taylor. “We grew organic volume and sales in all reporting segments. We increased investments in innovation and advertising, funded by strong productivity improvement. Looking forward, we’re committed to continued productivity improvement and cost savings that provide the fuel for innovation and investments needed to accelerate and sustain faster top-line growth. We expect fiscal 2017 to mark another significant step toward our goal of balanced growth and value creation and total shareholder return in the top third of our competitive peer group.”

April - June 2016 Quarter Discussion
In the April - June quarter net sales decreased three percent to $16.1 billion, including a negative three percentage point impact from foreign exchange and a negative two percent combined impact from Venezuela deconsolidation and minor brand divestitures. Organic sales grew two percent on a two percent increase in organic volume. All-in volume was unchanged.

April - June 2016 Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(3)%	(3)%	1%	—%	—%	(5)%	1%	1%
Grooming	2%	(4)%	4%	—%	(1)%	1%	2%	7%
Health Care	5%	(2)%	2%	1%	—%	6%	5%	8%
Fabric & Home Care	—%	(2)%	(1)%	(1)%	—%	(4)%	2%	1%
Baby, Feminine & Family Care	1%	(3)%	(2)%	—%	—%	(4)%	2%	1%
Total P&G	—%	(3)%	—%	—%	—%	(3)%	2%	2%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

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Beauty segment organic sales grew one percent versus the prior year driven by pricing benefits and higher organic volume. Organic sales increased in Skin and Personal Care driven by growth of the super-premium SK-II skin care brand, partially offset by lower sales of Olay. Hair Care organic sales were unchanged as innovation-driven growth on Pantene and Head & Shoulders was offset by declines in other brands from competitive activity.

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Grooming segment organic sales increased seven percent driven by higher pricing and volume. Sales growth was strong in developing markets driven by Fusion FlexBall innovation expansion and higher pricing while in developed markets sales growth behind the Fusion ProShield launch was offset by competitive activity in North America. Organic sales increased on Braun behind innovation-driven volume increases.

•
Health Care segment organic sales increased eight percent. Organic sales in Oral Care were up versus the prior year driven by increased marketing, strong innovation results and increased pricing. Personal Health Care organic sales increased due to a late cough and cold season and due to higher pricing mainly in developing markets.

•
Fabric & Home Care segment organic sales increased one percent due to an increase in organic volume. Fabric Care organic sales were unchanged as increased organic volume from premium product innovation and increased marketing support was offset by pricing investments. Home Care sales increased primarily due to strong innovation-driven growth in the Dish Care business.

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Baby, Feminine & Family Care segment organic sales increased one percent versus year ago. Baby Care and Feminine Care organic sales both increased behind innovation-driven volume growth. Family Care organic sales decreased as volume growth in the U.S. was more than offset by pricing investments and a decline in Mexico from discontinuation of certain product lines.

Diluted net earnings per share from continuing operations were $0.71, an increase of 318% over the base period that included a Venezuelan deconsolidation charge of $0.71 per share. Diluted net earnings per share were $0.69, an increase of 283% versus the prior year. Current year results included a $0.02 per share loss from discontinued operations and non-core restructuring costs of $0.08 per share. Core earnings per share, which exclude non-core restructuring charges and the results of discontinued operations, were $0.79, a decrease of 15% versus the prior year. Excluding the impact of foreign exchange, currency-neutral core earnings per share decreased eight percent for the quarter.

Reported gross margin increased 130 basis points, including a 30 basis point increase in non-core restructuring charges. Core gross margin improved 160 basis points, including 80 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 240 basis points, driven by 280 basis points of productivity cost savings and a 110 basis point benefit from lower commodity costs, which more than offset headwinds from 140 basis points of unfavorable mix and 10 basis points from innovation and capacity investments.

Selling, general and administrative expense (SG&A) as a percent of sales increased 290 basis points on a reported basis versus the prior year, including a 20 basis point net benefit from a year-on-year decline in non-core restructuring charges. Core SG&A as a percentage of sales increased 310 basis points, including 40 basis points of unfavorable foreign exchange impacts. On a currency-neutral basis, core SG&A increased 270 basis points versus the prior year driven by 280 basis points of increased advertising and sampling investments and 70 basis points of R&D and sales coverage investments and other operating costs, partially offset by 40 basis points of productivity savings from overhead and 40 basis points of savings in agency-related marketing costs.

Reported operating profit margin increased 1,060 basis points driven by the impact of the non-core Venezuelan charge in the prior year. Core operating profit margin was down 150 basis points versus the prior year, including 120 basis points of foreign exchange impacts. On a currency-neutral basis, core operating profit margin decreased 30 basis points as the gross margin improvement was more than offset by the increased investments in SG&A. Total productivity cost savings were 360 basis points for the quarter.

Fiscal Year 2016 Results
Fiscal year 2016 net sales were $65.3 billion, a decrease of eight percent versus the prior year, including a negative six percentage point impact from foreign exchange and a negative two percent from the combined impacts of Venezuela and minor brand divestitures. Organic sales grew one percent as the benefit of increased pricing more than offset a reduction in organic shipment volume. Diluted net earnings per share were $3.69, an increase of 51% versus the prior year which included the one-time charge for the deconsolidation of Venezuela. Core earnings per share were $3.67, a decrease of two percent.

Operating cash flow was $15.4 billion for the year. Adjusted free cash flow productivity was 115%. The Company reduced common stock outstanding at a value more than $8 billion through the combination of direct share repurchases and shares that were exchanged in the Duracell transaction. The Company also returned $7.4 billion of cash to shareholders as dividends. P&G announced an increase to the quarterly dividend in April, making this the 60th consecutive year of dividend increases.

Fiscal Year 2017 Guidance
P&G said it is projecting organic sales growth of approximately 2% for fiscal 2017. The Company expects the combined headwinds of foreign exchange and minor brand divestitures to reduce sales growth by about one percentage point. As a result, P&G estimates all-in sales growth of about 1% for fiscal 2017.

The Company said it expects core earnings per share growth of mid-single digits versus fiscal 2016 core EPS of $3.67. P&G noted that core EPS growth in the first quarter of fiscal 2017 will be disproportionately affected by foreign exchange headwinds, which do not fully annualize until later in the year, and the impact of lost finished product sales to its Venezuelan subsidiaries.

All-in GAAP earnings per share are expected to increase 45% to 55% versus fiscal year 2016 GAAP EPS of $3.69. The fiscal 2017 GAAP EPS estimate includes approximately $0.10 per share of non-core restructuring costs and a substantial gain from the divestiture of 41 beauty brands to Coty Inc. The exact earnings gain from the transaction with Coty will not be known until the completion of the deal, which is targeted for October 2016.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30			Twelve Months Ended June 30
	2016	2015	% Chg	2016	2015	% Chg
NET SALES	$16,102	$16,553	(3)%	$65,299	$70,749	(8)%
COST OF PRODUCTS SOLD	8,382	8,837	(5)%	32,909	37,056	(11)%
GROSS PROFIT	7,720	7,716	—%	32,390	33,693	(4)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,218	4,876	7%	18,949	20,616	(8)%
VENEZUELA DECONSOLIDATION CHARGE	—	2,028		—	2,028
OPERATING INCOME	2,502	812	208%	13,441	11,049	22%
INTEREST EXPENSE	150	148	1%	579	626	(8)%
INTEREST INCOME	47	46	2%	182	149	22%
OTHER NON-OPERATING INCOME, NET	287	355	(19)%	325	440	(26)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,686	1,065	152%	13,369	11,012	21%
INCOME TAXES ON CONTINUING OPERATIONS	678	569	19%	3,342	2,725	23%
NET EARNINGS FROM CONTINUING OPERATIONS	2,008	496	305%	10,027	8,287	21%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(50)	42	N/A	577	(1,143)	N/A
NET EARNINGS	1,958	538	264%	10,604	7,144	48%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7	17	(59)%	96	108	(11)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$1,951	$521	274%	$10,508	$7,036	49%

EFFECTIVE TAX RATE	25.2%	53.4%		25.0%	24.7%

BASIC NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.73	$0.15	387%	$3.59	$2.92	23%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.02)	$0.02	N/A	$0.21	$(0.42)	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.71	$0.17	318%	$3.80	$2.50	52%
DILUTED NET EARNINGS PER COMMON SHARE*:
EARNINGS FROM CONTINUING OPERATIONS	$0.71	$0.17	318%	$3.49	$2.84	23%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.02)	$0.01	N/A	$0.20	$(0.40)	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.69	$0.18	283%	$3.69	$2.44	51%
DIVIDENDS PER COMMON SHARE	$0.669	$0.663	1%	$2.658	$2.590	3%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,811.0	2,878.5		2,844.4	2,883.6

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	47.9%	46.6%	130	49.6%	47.6%	200
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	32.4%	29.5%	290	29.0%	29.1%	(10)
VENEZUELA DECONSOLIDATION CHARGE	—%	12.3%	(1,230)	—%	2.9%	(290)
OPERATING MARGIN	15.5%	4.9%	1,060	20.6%	15.6%	500
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16.7%	6.4%	1,030	20.5%	15.6%	490
NET EARNINGS FROM CONTINUING OPERATIONS	12.5%	3.0%	950	15.4%	11.7%	370
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	12.1%	3.1%	900	16.1%	9.9%	620
* Basic net earnings per common share and diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information

	Three Months Ended June 30, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,754	(5)%	$436	(29)%	$308	(32)%
Grooming	1,712	1%	462	6%	361	12%
Health Care	1,803	6%	386	46%	260	50%
Fabric & Home Care	5,104	(4)%	938	(2)%	606	(2)%
Baby, Feminine & Family Care	4,631	(4)%	918	(7)%	587	(11)%
Corporate	98	(11)%	(454)	N/A	(114)	N/A
Total Company	$16,102	(3)%	$2,686	152%	$2,008	305%

	Three Months Ended June 30, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(3)%	1%	(3)%	1%	—%	—%	(5)%
Grooming	2%	2%	(4)%	4%	—%	(1)%	1%
Health Care	5%	5%	(2)%	2%	1%	—%	6%
Fabric & Home Care	—%	2%	(2)%	(1)%	(1)%	—%	(4)%
Baby, Feminine & Family Care	1%	2%	(3)%	(2)%	—%	—%	(4)%
Total Company	—%	2%	(3)%	—%	—%	—%	(3)%

	Twelve Months Ended June 30, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$11,477	(9)%	$2,636	(9)%	$1,975	(9)%
Grooming	6,815	(8)%	2,009	(15)%	1,548	(13)%
Health Care	7,350	(5)%	1,812	7%	1,250	7%
Fabric & Home Care	20,730	(7)%	4,249	5%	2,778	5%
Baby, Feminine & Family Care	18,505	(9)%	4,042	(6)%	2,650	(10)%
Corporate	422	(9)%	(1,379)	N/A	(174)	N/A
Total Company	$65,299	(8)%	$13,369	21%	$10,027	21%

	Twelve Months Ended June 30, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(5)%	(2)%	(6)%	2%	—%	—%	(9)%
Grooming	(2)%	(2)%	(9)%	5%	(2)%	—%	(8)%
Health Care	(2)%	(2)%	(6)%	2%	1%	—%	(5)%
Fabric & Home Care	(1)%	1%	(6)%	—%	—%	—%	(7)%
Baby, Feminine & Family Care	(3)%	(2)%	(6)%	—%	—%	—%	(9)%
Total Company	(3)%	(1)%	(6)%	1%	—%	—%	(8)%
* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Twelve Months Ended June 30
	2016	2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$6,836	$8,548
OPERATING ACTIVITIES
NET EARNINGS	10,604	7,144
DEPRECIATION AND AMORTIZATION	3,078	3,134
SHARE-BASED COMPENSATION EXPENSE	335	337
DEFERRED INCOME TAXES	(815)	(803)
VENEZUELA DECONSOLIDATION CHARGE	—	2,028
GAIN ON SALE OF BUSINESSES	(41)	(766)
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGES	450	2,174
CHANGES IN:
ACCOUNTS RECEIVABLE	35	349
INVENTORIES	116	313
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	1,285	928
OTHER OPERATING ASSETS & LIABILITIES	204	(976)
OTHER	184	746
TOTAL OPERATING ACTIVITIES	15,435	14,608
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,314)	(3,736)
PROCEEDS FROM ASSET SALES	432	4,498
CASH RELATED TO DECONSOLIDATED VENEZUELA OPERATIONS	—	(908)
ACQUISITIONS, NET OF CASH ACQUIRED	(186)	(137)
PURCHASES OF SHORT-TERM INVESTMENTS	(2,815)	(3,647)
PROCEEDS FROM SALES OF SHORT-TERM INVESTMENTS	1,354	1,203
CASH TRANSFERRED IN BATTERIES DIVESTITURE	(143)	—
RESTRICTED CASH RELATED TO BEAUTY BRANDS DIVESTITURE	(996)	—
CHANGE IN OTHER INVESTMENTS	93	(163)
TOTAL INVESTING ACTIVITIES	(5,575)	(2,890)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(7,436)	(7,287)
CHANGE IN SHORT-TERM DEBT	(418)	(2,580)
ADDITIONS TO LONG-TERM DEBT	3,916	2,138
REDUCTIONS OF LONG-TERM DEBT	(2,213)	(3,512)
TREASURY STOCK PURCHASES	(4,004)	(4,604)
TREASURY STOCK FROM CASH INFUSED IN THE BATTERIES DIVESTITURE	(1,730)	—
IMPACT OF STOCK OPTIONS AND OTHER	2,672	2,826
TOTAL FINANCING ACTIVITIES	(9,213)	(13,019)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(381)	(411)
CHANGE IN CASH AND CASH EQUIVALENTS	266	(1,712)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,102	$6,836

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	June 30, 2016	June 30, 2015
CASH AND CASH EQUIVALENTS	$7,102	$6,836
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	6,246	4,767
ACCOUNTS RECEIVABLE	4,373	4,568
INVENTORIES	4,716	4,979
DEFERRED INCOME TAXES	1,507	1,356
PREPAID EXPENSES AND OTHER CURRENT ASSETS	2,653	2,708
CURRENT ASSETS HELD FOR SALE	7,185	4,432
TOTAL CURRENT ASSETS	33,782	29,646
PROPERTY, PLANT AND EQUIPMENT, NET	19,385	19,655
GOODWILL	44,350	44,622
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	24,527	25,010
NONCURRENT ASSETS HELD FOR SALE	—	5,204
OTHER NONCURRENT ASSETS	5,092	5,358
TOTAL ASSETS	$127,136	$129,495
ACCOUNTS PAYABLE	$9,325	$8,138
ACCRUED AND OTHER LIABILITIES	7,449	8,091
CURRENT LIABILITIES HELD FOR SALE	2,343	1,543
DEBT DUE WITHIN ONE YEAR	11,653	12,018
TOTAL CURRENT LIABILITIES	30,770	29,790
LONG-TERM DEBT	18,945	18,327
DEFERRED INCOME TAXES	9,113	9,179
NONCURRENT LIABILITIES HELD FOR SALE	—	717
OTHER NONCURRENT LIABILITIES	10,325	8,432
TOTAL LIABILITIES	69,153	66,445
TOTAL SHAREHOLDERS' EQUITY	57,983	63,050
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$127,136	$129,495

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's August 2, 2016 earnings call and associated slides and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

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Incremental restructuring: While the Company has and continues to have an ongoing level of restructuring activities, beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. This results in incremental restructuring charges to accelerate productivity efforts and cost savings.

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Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

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Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established legal reserves related to these charges. Management does not view these charges as indicative of underlying business results.

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Venezuela Balance Sheet Remeasurement & Devaluation Impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation.
Core EPS and currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time. The tables below provide a reconciliation of revised diluted net earnings per share to Core EPS and of Core EPS to currency-neutral Core EPS.
Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.
Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. We view free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding impairments and the gain on the sale of the Batteries business. We view adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended June 30, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	16,102	—	—	—	—	16,102
COST OF PRODUCTS SOLD	8,382	—	(235)	—	—	8,147
GROSS PROFIT	7,720	—	235	—	—	7,955
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,218	—	4	—	—	5,222
OPERATING INCOME	2,502	—	231	—	—	2,733
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	2,686	—	231	—	—	2,917
INCOME TAX ON CONTINUING OPERATIONS	678	—	17	—		695
NET EARNINGS FROM CONTINUING OPERATIONS	2,008	—	215	—	(1)	2,222
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(50)	50	—	—		—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	7	1	—	—	(1)	7
NET EARNINGS ATTRIBUTABLE TO P&G	1,951	49	215	—		2,215
GROSS MARGIN	47.9%	—%	1.5%	—%		49.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	32.4%	—%	—%	—%	—%	32.4%
OPERATING PROFIT MARGIN	15.5%	—%	1.4%	—%	0.1%	17.0%
EFFECTIVE TAX RATE	25.2%	—%	(1.4)%	—%	—%	23.8%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	0.71	—	0.08	—	—	0.79
	CURRENCY IMPACT TO CORE EARNINGS					(0.07)
	CURRENCY-NEUTRAL CORE EPS					0.86

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	160	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	310	BPS
CORE OPERATING PROFIT MARGIN	(150)	BPS
CORE EFFECTIVE TAX RATE	540	BPS
CORE EPS	(15)%
CURRENCY-NEUTRAL CORE EPS	(8)%

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended June 30, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	VENEZUELA DECONSOLIDATION	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	16,553	—	—	—	—	—	16,553
COST OF PRODUCTS SOLD	8,837	—	(199)	—	—	—	8,638
GROSS PROFIT	7,716	—	199	—	—	—	7,915
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,876	—	(37)	—	16	—	4,855
VENEZUELA DECONSOLIDATION CHARGE	2,028	—	—	(2,028)	—	—	—
OPERATING INCOME	812	—	236	2,028	(16)	—	3,060
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	1,065	—	236	2,028	(16)	1	3,314
INCOME TAX ON CONTINUING OPERATIONS	569	—	63	(24)	—	1	609
NET EARNINGS FROM CONTINUING OPERATIONS	496	—	173	2,052	(16)	—	2,705
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	42	(42)	—	—	—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	17	(2)	—	—	—	—	15
NET EARNINGS ATTRIBUTABLE TO P&G	521	(40)	173	2,052	(16)	—	2,690
GROSS MARGIN	46.6%	—%	1.2%	—%	—%	—%	47.8%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	29.5%	—%	(0.2)%	—%	0.1%	(0.1)%	29.3%
OPERATING PROFIT MARGIN	4.9%	—%	1.4%	12.3%	(0.1)%	—%	18.5%
EFFECTIVE TAX RATE	53.4%	—%	0.6%	(35.8)%	0.1%	0.1%	18.4%
							CORE EPS
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	0.17		0.06	0.71	(0.01)		0.93

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Fiscal Year Ended June 30, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	65,299	—	—	—	—	65,299
COST OF PRODUCTS SOLD	32,909	—	(624)	—	—	32,285
GROSS PROFIT	32,390	—	624	—	—	33,014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	18,949	—	31	(13)	—	18,967
OPERATING INCOME	13,441	—	593	13	—	14,047
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	13,369	—	593	13	(1)	13,974
INCOME TAX ON CONTINUING OPERATIONS	3,342	—	94	2	(1)	3,437
NET EARNINGS FROM CONTINUING OPERATIONS	10,027	—	499	11		10,537
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	577	(577)		—		—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	96	—		—		96
NET EARNINGS ATTRIBUTABLE TO P&G	10,508	(577)	499	11		10,441
GROSS MARGIN	49.6%	—%	1.0%	—%	—%	50.6%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	29.0%	—%	—%	—%	—%	29.0%
OPERATING PROFIT MARGIN	20.6%	—%	0.9%	—%	—%	21.5%
EFFECTIVE TAX RATE	25.0%	—%	(0.4)%	—%	—%	24.6%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	3.49	—	0.18	—	—	3.67
	CURRENCY IMPACT TO CORE EARNINGS					(0.35)
	CURRENCY-NEUTRAL CORE EPS					4.02

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	220	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	20	BPS
CORE OPERATING PROFIT MARGIN	190	BPS
CORE EFFECTIVE TAX RATE	380	BPS
CORE EPS	(2)%
CURRENCY-NEUTRAL CORE EPS	7%

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Fiscal Year Ended June 30, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	VENEZUELA B/S REMEASUREMENT & DEVALUATION	VENEZUELA DECONSOLIDATION	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	70,749	—	—	—	—	—	—	70,749
COST OF PRODUCTS SOLD	37,056	—	(518)	—	—	—	(1)	36,537
GROSS PROFIT	33,693	—	518	—	—	—	1	34,212
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	20,616	—	(103)	(138)	—	(28)	1	20,348
VENEZUELA DECONSOLIDATION CHARGE	2,028			—	(2,028)		—	—
OPERATING INCOME	11,049	—	621	138	2,028	28	—	13,864
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	11,012	—	621	138	2,028	28	—	13,827
INCOME TAX ON CONTINUING OPERATIONS	2,725	—	145	34	(24)	—	(1)	2,879
NET EARNINGS FROM CONTINUING OPERATIONS	8,287	—	476	104	2,052	28	1	10,948
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(1,143)	1,143	—	—	—	—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	108	(10)	—		—	—	—	98
NET EARNINGS ATTRIBUTABLE TO P&G	7,036	1,153	476	104	2,052	28	1	10,850
GROSS MARGIN	47.6%	—%	0.7%	—%	—%	—%	0.1%	48.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	29.1%	—%	(0.1)%	(0.2)%	—%	—%	—%	28.8%
OPERATING PROFIT MARGIN	15.6%	—%	0.9%	0.2%	2.9%	—%	—%	19.6%
EFFECTIVE TAX RATE	24.7%	—%	0.1%	—%	(4.0)%	—%	—%	20.8%
								CORE EPS
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	2.84	—	0.17	0.04	0.71	0.01	(0.01)	3.76

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

April - June 2016	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(5)%	3%	3%	1%
Grooming	1%	4%	2%	7%
Health Care	6%	2%	—%	8%
Fabric & Home Care	(4)%	2%	3%	1%
Baby, Feminine & Family Care	(4)%	3%	2%	1%
Total P&G	(3)%	3%	2%	2%

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2017 (Estimate)	1%	1%	2%
* Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS and currency-neutral Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2017 (Estimate)	Up 45% to 55%	(41%) to (49%)	Up mid-single digits
* Includes change in discontinued operations (includes Batteries gain/impairments, anticipated gain on sale of Beauty Brands)
Free cash flow (dollars in millions):

Three Months Ended June 30, 2016
Operating Cash Flow	Capital Spending	Free Cash Flow
$4,139	$(1,291)	$2,848

Twelve Months Ended June 30, 2016
Operating Cash Flow	Capital Spending	Free Cash Flow
$15,435	$(3,314)	$12,121
Adjusted free cash flow productivity (dollars in millions):

Three Months Ended June 30, 2016
Net Earnings	Gain on Batteries Sale	Impairment Charges	Net Earnings Excluding Batteries Gain/Impairment Charges	Adjusted Free Cash Flow Productivity
$1,958	$—	$—	$1,958	145%

Twelve Months Ended June 30, 2016
Net Earnings	Gain on Batteries Sale	Impairment Charges	Net Earnings Excluding Batteries Gain/Impairment Charges	Adjusted Free Cash Flow Productivity
$10,604	$(422)	$350	$10,532	115%